                         [LETTERHEAD OF INTERWOVEN]
                                                                   Exhibit 10.24


                              INTERWOVEN, INC.
                              ----------------
                         1195 W. Fremont Ave., #2000
                            Sunnyvale, CA  94087
                          Telephone:  (408)774-2000
                             Fax: (408)774-2003

                          STANDARD SALES AGREEMENT
                          ------------------------



CUSTOMER:    LEGAL NAME: GENERAL ELECTRIC COMPANY
                         ------------------------
             ADDRESS: 3135 Easton Turnpike
                     ---------------------
             CITY/STATE/ZIP: Fairfield, CT 064231
                            ---------------------

             STATE OF INCORPORATION: New York
                                    ---------

             TELEPHONE NUMBER: (203) 373-2148
                              ---------------
             FAX NUMBER:       (203)373-3968
                               -------------
             CONTACT PERSON:  Mark Mastrianni
                              ---------------


This Agreement is entered into by and between "Interwoven," a California corporation and the "Customer" set forth above. In consideration of the terms and conditions contained in the Standard Terms and Conditions, the Schedules listed below and this Facing Page (collectively "Agreement") the parties agree to be bound herein.

ATTACHMENTS:

     STANDARD TERM AND CONDITIONS

     SCHEDULES:

             Schedule 1  Software Product Overview, Description and Fees
             Schedule 2  Technical Support Services
             Schedule 3  Software Update Services


IN WITNESS WHEREOF, THE PARTIES LISTED BELOW HAVE EXECUTED THIS AGREEMENT AS OF THE EFFECTIVE DATE.


INTERWOVEN, INC.                      CUSTOMER: GENERAL ELECTRIC COMPANY
                                               -------------------------

By: /s/ MARTIN BRAUNS                   By: /s/ MARK MASTRIANNI
------------------------------             ------------------------------

Printed: Martin Brauns                  Printed:  Mark Mastrianni
         ---------------------                  -------------------------

Title: President and CEO                Title: Manager, Technology
       -----------------------                 --------------------------

Effective Date:  July 28, 1999          Date: July 27, 1999
               ---------------                ---------------------------

                         STANDARD TERMS AND CONDITIONS
                         -----------------------------

1. DEFINITIONS:
   -----------
   "Content Management" shall mean for the purposes of this Agreement, content staging (such as the ability to bundle a set of changes together for content approval, quality assurance and deployment), content promotion
   (such as the ability to review, approve and deploy an entire body of staged content), content deployment (such as ability to transfer web assets to a reproduction server machine), content workflow (such as ability to bundle a set of changes for review and approval), version control (such as the ability to maintain a history of all file versions that are available to revert to), content rollback (such as the ability to take an entire known state of the website and revert any number of files to the appropriate version number to reconstruct the website at that point in time), content change tracking (such as the ability to track who changed what and when), content templating (such as the ability to capture test content from a non-technical user to create standard web pages), content reporting (such as ability to query software event information to determine what activity has occurred over a given time period and content quality assurance (such as the ability to preview an entire set of web changes in the content of the website to enable approval, promotion, version control and deployment). "Customer" shall mean the entity named as "Customer" on the Facing Page and all General Electric components, businesses, subsidiaries, affiliates, and joint-venture partners worldwide under the common ownership and control of GE and not a competitor of Interwoven. For purposes of this definition "competitor of Interwoven" shall mean those companies who offer competitive products to Interwoven's products in the web Content Management environment. As of the Effective Date of this Agreement, Interwoven acknowledges that no such competitors are within the definition of Customer as used herein.
   "Enterprise License" shall mean the license grant to access and use the Software by an unlimited number of simultaneous users, with no limitation on the number of copies which may be made by Customer.
   "Major Business Units" shall mean individual operating businesses or divisions of GE, which operating divisions at the time of this Agreement include: GE Aircraft Engines, GE Appliances, GE Capital Services, GE Industrial Systems, GE Information Services, GE Lighting, GE Medical Systems, GE Motors, GE Plastics, GE Supply, GE Transportation Systems, NBC and GE Corporate (which includes GE Corporate Research & Development, and all other Corporate and support components which components provide, among other things, international trade support, market development, licensing and investments for various GE businesses).
   "Non-Production Use" shall mean any use or installation of the Software for failover, disaster recovery, development, staging, technology integration, testing, and/or other such purposes, whether by Customer or by Third
   Parties acting strictly on behalf of Customer. Customer shall not be subject to any requirement by Interwoven to pay Software Update or
   Technical Support Fees on a per use or installation basis, provided that there shall be a requirement that such Fees shall be applicable to at least one instance of an Operational deployment in cases where a Major Business Unit is undertaking any such Non-Production Use or installation of the Software and does not yet otherwise have an Operational deployment in place and Customer seeks the benefit of Software Updates and/or Technical Support Services.
   "Operational" shall mean, under the Enterprise License, for the Software installations, only those server installations of Software which are deployed for operational ("production") use in support of Customer. After December 31, 2000 and at Customer's option and request as set forth herein such Operational Software shall only be subject to annual Software Updates and/or Technical Support Fees under the Agreement, including Customer's right to change Technical Support Services upgrades to different Support levels or to change the number of Technical Contacts, as described on
   Schedule 1.
   "Software" shall mean a machine executable copy of the object code of the Interwoven Content Management software products, including all additional options and further including the related user manuals, documentation, and training materials, in either printed or electronic form, described on the attached Schedule 1 for the Software.
   "Software Update" shall mean a successor version of the given Software whether the successor version is characterized as a change in the one's, tenth's, hundredth's, or after hundredth's digit of the Software version number, or by such other means, and which successor version if generally available incorporates corrections, upgrades and/or enhancements to the Software, whether or not such corrections, upgrades and/or enhancements are marketed separately by Interwoven. Software Updates shall include, for example, migration from 32-bit Software to 64-bit Software, and migration from one platform generation to the next generation.
   Software Updates shall further include the migration by Interwoven of Software from one localized language (e.g.: U.S. English) to any other localized language (e.g.: German) to the extent that Interwoven has made such migration available to other licensed users of the Software. Software Updates shall further include, but not be limited to, such new releases of functionality (whether marketed separately or as part of a more comprehensive release) as outlined on Schedule 3 of this Agreement.
   For Software that connects to and stores information on a database and where Interwoven has made available to Customer optional licenses for Customer to use Sybase SQLA which interfaces with Software, Customer shall have the right to migrate from a license of one database option to another Customer database license option at no charge. The databases for which this option applies are Informix, Sybase, MS SQLA Server or Oracle. There shall be no new warranty period on the new Software.
   If Interwoven removes a feature or function from the Software that existed as of the Effective Date of this Agreement, or which resulted from a Software Update during the term of this Agreement, and Interwoven then distributes the removed feature or function as a stand-alone or other product, then such new stand alone product shall be deemed to be a Software Update for purposes of this Agreement. In such instances when the removed feature or function is enhanced with considerably different functionality, then such new stand alone product shall be considered a new product and will not be considered a Software Update.
   If Interwoven develops other software products with incremental improvements to the Software with similar functionality and Interwoven then distributes the other software product, then such other software product will be considered a Software Update. However, if Interwoven develops, other software products outside the Content Management space, it shall be at Interwoven's discretion as to whether or not the other software products are distributed as a Software Update.
   Interwoven expressly acknowledges and agrees that it is Customer's intent, by virtue of this Agreement, to license a comprehensive Content Management solution for Customer's Major Business Units globally, and the parties acknowledge that since Content Management solutions are still evolving Interwoven has a material obligation to provide Customer with all such evolving Content Management solutions under Customer's right to Software Update Services.
   "Software Update Services" shall mean the services provided under Interwoven's Software Update Services Program as further described on
   Schedule 3.
   "Technical Support Services" shall mean the services provided under Interwoven's Technical Support Services Program in effect on the date such services are ordered by Customer which, in the event of any change, shall be no less favorable to Customer than the terms in effect on the Effective Date. A copy of the current Technical Support Services Program ordered by Customer is attached as Schedule 2.
2. LICENSE RIGHTS:
   --------------
   A. Scope of This Agreement:  This Agreement shall apply to Customer wherever
   -- -----------------------
      situated, and Software may be used by Customer and its officers and, employees engaged in work on behalf of Customer, so long as above are not competitors of Interwoven, whether on or off premises, worldwide. This Agreement shall also apply to Third Parties provided that such
      Third Parties have entered into a written agreement that i) any such Software accessed or utilized by a Third Party of Customer is executed only on equipment operated under the control of Customer, and ii) such written agreement restricts such Third Party's access and/or utilization of such Software to activities related to either business between Customer and such Third Party and/or in conjunction with services being provided to Customer by such Third Party for Customer's benefit. "Third Parties" shall be defined as agents, contractors, customers and suppliers. Notwithstanding, Software may also be accessed and utilized by any end user in the world for purposes of obtaining application services provided by the Software and such access shall not be subject to the written agreement requirement set forth in this Section 2(A)
      above.
   B. License Grant: In consideration of payment to be made by Customer to
   -- -------------
      Interwoven pursuant to Schedule 1 of this Agreement, Interwoven grants and agrees to grant Customer an unlimited, non-exclusive, worldwide Enterprise License to use, operate, copy and install the Software. Customer will copy or reproduce all proprietary markings, trademark and copyright notices onto all full or partial copies of the Software made by Customer.

3. LICENSE RESTRICTIONS.  Except as permitted under this Agreement, Customer
   --------------------
   may not: (i) distribute, copy, modify, reverse engineer, decompile, translate, disassemble or create a source code equivalent of the Software or allow others to do so, (ii) use the Software to provide time-sharing or service bureau services to third parties, or (iii) permit any party, without the prior written consent of Interwoven (which may be withheld for any reason), to access the Software, or any portion thereof, except for employees of Customer or third party contractors retained by Customer on a "work-made-for-hire" basis, provided, however, that such access, in each
                               --------  -------
   such case, is limited solely to access on or through premises or equipment leased, owned, or controlled by Customer.
4. PAYMENTS:  FEES; EXPENSES; TAXES.  License, Technical Support Services and
   --------------------------------
   Software Update Services fees ("Fees") are described on the attached
   Schedule 1. For purposes of the calculation of any Fees based upon installations of copies of the Software, all Non-Production Use Copies of Software shall be disregarded. With the exception of the initial Software Fees listed on Schedule 1 due on the Effective Date, all Fees and expenses are due and payable by Customer forty-five (45) days from the date of issuance of Interwoven's invoice. All payment of Fees and expenses shall be in U.S. currency. Overdue payments shall bear interest at a rate of 1 1/2% per month or the maximum rate allowed by applicable law. Customer is responsible for all taxes covering the Software and/or Services, excluding taxes for Interwoven's income.
5. DELIVERY.  Interwoven agrees to deliver the Software as specified on the
   --------
   Schedule attached, FOB Destination. Additionally, Interwoven will use the Internet to deliver Software, Software Updates and to augment Technical Support Services under this Agreement.

6. TECHNICAL SUPPORT SERVICES.  In consideration for Technical Support
   --------------------------
   Services, as described in the attached Schedule 2, Customer agrees to pay the corresponding Fees pursuant to the terms of this Agreement. Technical Support Services will begin with delivery of the Software and will continue through the Technical Support Services term. Subsequently, Customer's Major Business Units (through its Major Business Units) may select different levels of Technical Support Services offered by Interwoven. Interwoven will invoice Technical Support Services term(s) at least thirty (30) days before the expiration of the prior Technical Support Services term to each Major Business Unit, unless terminated pursuant to this Agreement. Customer's Major Business Units, at their option, may adjust the level of Support Coverage in any election for a new support term. Invoices shall be based upon an accounting provided by Customer, as of the date of any such renewal, setting forth the components of the Technical Support Services Fees, as set forth on the applicable Schedule, which such accounting shall be provided by Customer no less than forty five (45) days prior to the expiration of the prior Technical Support Services Term. Reinstatement of lapsed Technical Support Services will be subject to the payment of Technical Support Services Fees in accordance with Schedule 1.

7. SOFTWARE UPDATE SERVICES.  In consideration for the Software Update
   ------------------------
   Services, as described in the attached Schedule 3, Customer agrees to pay the corresponding Fees pursuant to the terms of this Agreement. [*], as indicated on the attached Schedule 1. Interwoven will automatically invoice renewal Software Update Services term(s) at least thirty (30) days before the expiration of the prior Software Update Services term, unless terminated pursuant to this Agreement. Such invoice shall be based upon an accounting provided by Customer, as of the date of such renewal, setting forth the components of the Software Update Services Fees, as set forth on the applicable Schedule, which such accounting shall be provided by
   Customer no less than forty five (45) days prior to the expiration of the prior Software Update Services Term.
8. AUDIT. Customer agrees to implement reasonable controls to ensure compliance
   -----
   with the intended use of Software, Technical Support Services, and Software Update Services authorized by this Agreement. Interwoven agrees to apply reasonable efforts to minimize reporting requirements in the administration of this Agreement. However, at such times as Interwoven may reasonably request on an as needed basis, but not more than once in every twelve (12) consecutive months, Interwoven reserves the right to perform a compliance audit of Customer's deployment and use of the Software at any time during Customer's normal business hours, upon reasonable written notice and at Interwoven's expense.

9. WARRANTIES AND DISCLAIMERS:
   --------------------------
   A. Title.  Interwoven represents and warrants it has title and the authority
      -----
      to grant the license to the Software.
   B. Limited Software Warranty. Interwoven represents and warrants for a period
      -------------------------
      of one hundred twenty (120) days after the date of successful installation and subsequent incremental installations of the Software (i) the media on which each copy of the Software is furnished will be free of defects in manufacture and material and (ii) the Software will operate substantially in accordance with the published specifications, instructions, end-user manuals that describe installation, use, and/or operation of the Software. For any breach of this warranty, Interwoven will promptly repair or replace any defective media or Software, which fails to comply with such warranty. However, Customer may request a full refund for all applicable license Fees paid, and upon the return of the nonconforming Software, Customer will be refunded those license Fees which it paid for the nonconforming Software.
   C. Code Integrity Warranty.  Interwoven warrants that the Software contains
      -----------------------
      no "computer viruses" or "time bombs" as those terms are commonly understood in the information processing industry. Specifically, Interwoven warrants that the Software contains no code or instructions (including any code or instructions provided by third parties) that may be used to access, modify, delete, damage, or disable any computer, associated equipment, computer programs, data files or other electronically stored information operated or maintained by Customer. Interwoven hereby expressly waives and disclaims any right or remedy it may have at law or in equity to de-install, disable or repossess (except as may otherwise be expressly provided in this Agreement) any Software, in the event Interwoven fails to perform any of its obligations under this Section C.
   D. Documentation Warranty.  Any documentation furnished as part of the
      -----------------------
      Software hereunder will be in form and substance at least equal to comparable materials generally in use in the industry. If at any time such original documentation is revised or supplemented by additional documentation, thereupon Interwoven shall deliver to Customer copies of such revised or additional documentation at no charge in a quantity equivalent to the quantity of such original documentation then in Customer's possession. Customer shall have the right to reproduce all documentation supplied hereunder provided such reproduction shall be solely for the use of Customer.
   E. Year 2000  Warranty.  Interwoven represents and warrants that any
      -------------------
      Software or support provided by Interwoven hereunder, including, without limitation, each item of hardware, software, or firmware; any system, equipment, or products consisting of or containing one or more thereof; and any and all enhancements, upgrades, customizations,

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

      maintenance and the like shall be Year 2000 Compliant at the time of delivery and at all times thereafter and in all subsequent updates or revisions of any kind. For purposes of this Agreement, Year 2000 Compliant means that (1) the Software and services accurately process, provide and/or receive date data (including without limitation calculating, comparing, and sequencing), within, from, into, and between centuries (including without limitation the twentieth and twenty-first centuries), including leap year calculations, and (2) neither the performance nor the functionality of Software and services will be affected by dates prior to, on, after, or spanning January 1, 2000, so long as all other hardware, software and firmware working in combination with Software is also Year 2000 Compliant.
      The Software and services shall include, without limitation, date data century recognition, calculations that accommodate same century and multi-century formulae and date values, and date data interface values that reflect the century. In particular, but without limitation, (i) no value for current date will cause any error, interruption, or decreased performance in the operation of such Software and services, (ii) all manipulations of date-related data (including, but not limited to, calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates, including when used in combination with other products, (iii) date elements in interfaces and data storage will specify the correct century to eliminate date ambiguity without human intervention, including Leap Year calculations,
      (iv) where any date element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (v) authorization codes, passwords, and zaps (purge functions) should function normally and in the same manner prior to, on, after and spanning January 1, 2000, including, without limitation, the manner in which they function with respect to expiration dates and CPU serial numbers.

      If at any time the Software and/or services are found not to be Year 2000 Compliant, then Interwoven shall, at no additional charge to Customer and by no later than thirty (30) days after receipt of a report of noncompliance, render the Software and/or services Year 2000 Compliant, and shall thereafter distribute such corrected version to Customer, and, at Customer's option, install such corrected version free of charge. In doing so, Interwoven shall not require Customer to make any changes to the Software and/or services except to install or have installed any changes provided by Interwoven, shall not require or cause to be made any changes to Customer's data unless Customer in its sole discretion approves such changes, and shall not require or cause to be made any changes to any other product or service that Customer uses in its business operations.
      In addition to Interwoven's obligations as set forth above, Interwoven's liability as to the remedy of any deficiencies of this provision shall be to repair or replace the non-conforming Software and/or service. Notwithstanding anything herein to the contrary, the liability of Interwoven for a breach of Interwoven's Year 2000 Compliant representation and warranty [*].
   F. Customer Standards.  Interwoven represents and warrants that for the
      ------------------
      period Customer is entitled to Software Update Services and pays the applicable Fees, the Software will connect to and store database information in Oracle databases.
   G. Disclaimers.   EXCEPT AS SET FORTH IN THIS SECTION, INTERWOVEN EXPRESSLY
      -----------
      DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY AS TO ANY ASPECTS OF THE SOFTWARE OR TO ANY SERVICES RENDERED INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. INTERWOVEN DOES NOT WARRANT THE OPERATION OF THE SOFWARE WILL BE UNINTERRUPTED OR ERROR FREE.
10.INDEMNIFICATION. Interwoven represents and warrants that it is the sole
   ----------------
   owner of the Software, or has procured the Software under valid licenses from the owners thereof, and Interwoven further represents and warrants that it has full power and authority to grant the rights herein granted without the consent of any other person. Interwoven shall indemnify and hold Customer harmless against and shall handle and defend against any claim, suit, or other proceeding brought against Customer based on an allegation that the Software or any elements thereof, or the use of any Software furnished by Interwoven pursuant to this Agreement constitutes a violation or infringement of a worldwide copyright, trade secret, proprietary information right or U.S. patent provided that Interwoven is notified promptly in writing of such allegation, suit, or proceeding and given full and complete authority, information and assistance (at Interwoven's expense) for the defense of same. Interwoven shall pay without limitation all actual damages and costs incurred by Customer with respect to such suits or proceedings, but Interwoven shall not be responsible for any compromise made by Customer or its agents without Interwoven's consent. Interwoven shall have no liability for any claim of infringement based on alterations or modifications of the Software, unless authorized and under the direction of Interwoven, or the combination, operation or use of any Software furnished under this Agreement with programs or data or hardware not furnished by Interwoven, if such infringement would have been avoided by the use of the Software without

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

   such programs or data or hardware. If such Software is held by a court of competent jurisdiction to constitute infringement, and its use is enjoined, Interwoven shall, at its own expense without limitation, either promptly procure the right for continued use of such Software by Customer, or, if the performance thereof will not thereby be materially adversely affected promptly replace or modify such product(s) so that it becomes non-infringing. If neither of the actions specified for Interwoven in the preceding sentence is commercially feasible, then as a last resort, Interwoven shall accept return of such Software and refund to Customer all Fees paid by Customer for such Software, plus any unused Software Update and/or Technical Support Fees paid for the Software. During the pendency of any claim against Interwoven or Customer with respect to Interwoven's ownership or authority, Customer may withhold payment of any sum otherwise required to be paid hereunder.

11.LIMITATION OF LIABILITY.  EXCEPT AS PROVIDED FOR IN THE INDEMNIFICATION
   -----------------------
   SECTION 10.0, THE YEAR 2000 WARRANTY SECTION 9.0 E, AND DAMAGES TO BODILY INJURY (INCLUDING DEATH) AND DAMAGES TO REAL PROPERTY AND TANGIBLE PERSONAL PROPERTY, INTERWOVEN'S LIABILITY FOR DIRECT DAMAGES UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AGGREGATE AMOUNT PAID OR IS PAYABLE BY
   CUSTOMER TO INTERWOVEN UNDER THIS AGREEMENT FOR THE SOFTWARE OR THE
   SERVICES AS TO WHICH THE CLAIM AROSE. INTERWOVEN SHALL NOT BE LIABLE FOR DIRECT, INDIRECT, INCIDENTIAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST DATA OR LOST PROFITS, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR FOR ANY SIMILAR
   CLAIM AGAINST CUSTOMER BY ANY OTHER PARTY. THE PARTIES AGREE TO THE ALLOCATION OF LIABILITY RISK, WHICH IS SET FORTH IN THIS SECTION. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES; THE ABOVE LIMITATION MAY NOT APPLY.
12.TITLE; OWNERSHIP; EQUITABLE RELIEF.  Interwoven, or its suppliers or
   ----------------------------------
   licensors, retains title to all portions of the Software and any full or partial copies thereof. Except as provided under this Agreement, no right, title or interest to the Software is transferred to Customer. Each party acknowledges that any breach of its obligations with respect to the proprietary rights of the other party may cause such other party irreparable injury, for which there may be inadequate remedy at law and, therefore, such other party will be entitled to equitable relief in addition to all other rights and remedies available to it. 13.CONFIDENTIALITY. The parties agree to hold each other's Confidential
   ---------------
   Information in confidence for the term of this Agreement or five (5) years after its termination. Confidential Information means any information, data or know-how of either party identified as confidential or proprietary by the disclosing party, disclosed in writing, orally or by access to the disclosing party's premises. The parties further agree not to make the other party's Confidential Information in any form available to third parties, other than employees on a need to know basis and consultants under nondisclosure agreements, who are not competitors of the disclosing party. The receiving party is liable for all misuse by consultants of disclosing party's Confidential Information, or for the use of the disclosing party's Confidential Information for any purpose not contemplated by this
   Agreement. Confidential Information does not include that which: (i) is in the receiving party's possession at the time of disclosure; (ii) is or becomes part of the public knowledge or literature, not as a result of any action or inaction of the receiving party; (iii) is approved for release by written authorization of the disclosing party or (iv) is independently developed by the receiving party without access to the Confidential Information. In the event the receiving party is required to disclose Confidential Information pursuant to a judicial or governmental order, such party will promptly notify the other party to allow intervention in response to such order.
14.TERM; TERMINATION.
   -----------------
   A. Term.  The term of the license grant is perpetual unless terminated
      ----
      pursuant to the terms of this Agreement. The terms for the initial Technical Support Services and Software Update Services are specified on
      Schedule 1. Subsequent optional renewal of Technical Support Services and/or Software Update Services term(s) will commence at the expiration of the prior term and continue for one (1) year terms thereafter, unless terminated pursuant to the terms of this Agreement.
   B. Termination:
      -----------
      1. Convenience.  Customer may terminate the Agreement and/or any Software
         -----------
         license at any time upon written notice and return of the Software to Interwoven; however, Interwoven has no obligation to return license or initial Technical Support Services and Software Update Services Fees to Customer. With the exception of the initial Technical Support Services and Software Update Services Fees, Customer may terminate any subsequent Technical Support Services and Software Update
         Services term(s) upon sixty (60) days' prior written notice to Interwoven. Customer shall be responsible for Technical Support Services and Software Update Services Fees through the effective date of termination and shall receive a pro rata refund of any unused prepaid Technical Support Services and Software Update Services Fees, excluding the initial Technical Support Services and Software Update Services Fees. Interwoven may terminate Technical Support Services and/or

         Software Update Services but only as to the Major Business Units in default in the event Customer fails to pay Fees and fails to cure within forty five (45) days from date of written notice.
      2. Cause.  Either party may terminate this Agreement upon written notice
         -----
         if the other party materially breaches this Agreement and fails to cure such breach within forty-five (45) days written notice specifying the breach in detail. Termination pursuant to this Section does not relieve Customer of its obligation to pay Fees or Interwoven to provide Technical Support and/or Software Update Services on a pro-rata basis, accrued prior to the effective date of termination.
      3. Survival.  Sections that by their nature survive expiration or
         --------
         termination shall survive any expiration or termination of this Agreement.
15.NOTICE.  All notices shall be in writing, sent to the addresses listed on
   ------
   the facing page of the Agreement and sent by overnight mail, courier, first-class mail or facsimile (followed by confirmation copy by mail). Notice shall be deemed received upon personal delivery when sent by overnight mail, courier, and first-class mail or confirmation copy when a facsimile is sent .

16.ASSIGNMENT. Either party may assign or sublicense its rights under this
   ----------
   Agreement with written notice to the other party in the event of a merger, consolidation or other reorganization. Either party may assign this Agreement to any subsidiary or affiliate or entity owned or controlled by the other party without regard to jurisdiction of incorporation of said subsidiary, affiliate or entity, or as part of the sale of that part of its business which includes the hardware or any substantial portion of its data processing facilities, or pursuant to any merger, consolidation or other reorganization, so long as said assignment is not to a competitor of the other party. An assignee of either party, if authorized hereunder, shall be deemed to have all of the rights and obligations of the assigning party set forth in this Agreement. It is understood that no assignment shall release the assigning party from any of its obligations.
17.GOVERNING LAW.  This Agreement shall be governed and construed by the laws
   -------------
   of the State of New York, excluding its conflict of law rules.
18.ATTORNEY'S FEES.  In the event legal action is required to enforce or
   ---------------
   interpret any terms and conditions of this Agreement, the prevailing party in such legal action shall recover all reasonable costs and expenses, including attorney's fees, incurred in connection with such action.
19.ENTIRE AGREEMENT.  This Agreement, together with the Schedules and any
   ----------------
   addenda attached, which has been signed by both parties, constitutes the entire agreement between the parties regarding Customer's use of the Software. No purchase orders, other ordering documentation, email or any hand written or typewritten text which purports to modify or supplement this Agreement shall add to or vary the terms and conditions of this Agreement unless signed or initialed by an authorized officer of each party. This Agreement replaces and supersedes any prior verbal understanding, written communications or representations made by the parties regarding the subject matter contained in this Agreement.
20.EXPORT COMPLIANCE.  Customer will comply with all applicable laws and
   -----------------
   regulations in its use of the Software. Customer may not export, re-export or otherwise transfer the Software to any territory outside of the United States except with the prior written consent of Interwoven, and then, only in full compliance with the provisions of the U.S. Export Administration
   Act and Regulations.
21.GOVERNMENT USES.  If Customer is an agency of the U.S. Government, the
   ---------------
   following will apply: The Software has been developed entirely at private expense, is regularly used for non-governmental purposes and has been licensed to the public. The Software is a "commercial item" as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation" as those terms are used in 48 C.F.R. 12.212 (Sept. 1995) or as "commercial computer software" as that term is defined in 48 C.F.R. 252.227-7014 (June 1995) or any equivalent agency regulation or contract clause, whichever is applicable. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all U.S. Government agencies acquire only those rights to the Software as are expressly set forth herein.
22.AMENDMENTS.  In the event Interwoven develops other or new software products
   ----------
   which are not Software Updates and if GE elects to license such new software products, the parties agree to endeavor in good faith to amend this Agreement to add such other software products under the same discount levels and similar terms and conditions as hereby offered to Customer on the Effective Date of this Agreement. All amendments and modifications to this Agreement or the Schedules shall be in a signed writing to be binding on the parties.
23.PUBLICITY.  As a material obligation of this Agreement, neither party shall
   ----------
   use the name of the other in publicity, advertising, or similar activity without the prior written consent of the other. Interwoven understands that Customer does not contemplate providing any such consent and is under no obligation, express or implied, to provide any such consent, and, in the event that any such consent should be granted for a particular communication, Customer shall not be under any further obligation to provide consent in any future request. Customer will consider participation in

   Interwoven's marketing programs from time to time but is under no obligation to participate. Both parties to this Agreement agree not to disclose the existence or terms of this Agreement to any third party without the prior written approval of the other, except a party may disclose this Agreement to an Assignee pursuant to the Assignment Section hereof.

24.SECURITY.  In the event that any Interwoven personnel are physically
   ---------
   present at a Customer location pursuant to this Agreement, any such physical presence shall be subject to Customer's security requirements, and Interwoven shall indemnify Customer against any claims of any nature whatsoever that may arise because of such physical presence.

25.QUALITY.
   --------
   A. Industry Standards. Interwoven represents that any Software, Software Update Services and Technical Support Services will be performed promptly, diligently and in a professional manner in accordance with the highest commercial industry standards. This clause shall not be interpreted as an extension to the warranty in Section 9(B), as the latter is the warranty for the Software.

   B. Liquidated Damages. Interwoven acknowledges that its responsibility for paid Software, Software Update Services and Technical Support Services hereunder is a material obligation. Per the terms of the Technical
      Support Services described on Schedule 2,beyond the agreed response times for the different levels of Support subscribed to by Customer's Major Business Unit, (1) the failure by Interwoven to respond to Customer's Priority Error One request and provide a Fix, workaround or action plan to said Error within twenty four (24) hours or (2) the failure by Interwoven to respond to Customer's Priority Error Two request and provide a Fix, workaround or action plan to said Error within forty eight (48) hours, is a material breach of the Agreement. Additionally, failure by Interwoven to provide Software Updates to Customer to correct a Priority One Error and/or Priority Two Error, as described in Schedule 2, within a normal product development cycle (generally, a 12 month cycle) represents a material breach of this Agreement. The above-described material breaches by Interwoven will result in damage to Customer, which will be very difficult to calculate. To offset and partially compensate Customer for damages due to Interwoven's material breach as described above, Interwoven will pay to Customer as liquidated damages and not as a penalty, an amount equal to the sum of [*]. After a final decision to the amount of the liquidated damages, the amount shall be payable as cash payments due within forty five (45) days following a written request sent to Interwoven by Customer.

26.GENERAL.  Neither party shall be liable for any failure to perform due to
   --------
   causes beyond its reasonable control. The failure to enforce any right will not be deemed a waiver of such or any other right, including the right to enforce a subsequent breach of the same obligation. The parties are independent contractors and this Agreement will not be construed as a teaming agreement, joint venture or other business relationship. This Agreement may be executed in counterparts, each of which will be considered an original, but all counterparts together will constitute one agreement. A facsimile of a signed copy of this Agreement received from Customer may be relied upon as an original. The parties executing this Agreement represent and warrant that they have the authority to enter into this Agreement on behalf of their respective party.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   SCHEDULE 1
                                   ----------

                SOFTWARE PRODUCT OVERVIEW, DESCRIPTION AND FEES

A. CONTENT MANAGEMENT SOFTWARE PRODUCT OVERVIEW:
------------------------------------------------

Interwoven currently produces two main products in the Content Management space, TeamSite and OpenDeploy. These products and all associated options (Software) provide Content Management capabilities for web environments. TeamSite currently provides the functionality to enable users to edit web file system content within the context of their own virtualized workspace. TeamSite provides workflow to enable the allocation of files to workers as well as implementing simple approval processes. TeamSite provides a staging area where the content can be assembled into a single edition. TeamSite provides authors with the ability to visually compare the contents of two files and highlight those areas that are changed. The merge tool steps through these changes to provide a single final file that can be moved to production. TeamSite provides for multiple teams to work together by supporting separate branches of development that can later be incorporated into a single development stream. TeamSite Global Report Center is an additional option that allows TeamSite event information to be stored in a relational database for event reporting. TeamSite Templating is an additional option that supports the use of customizable HTML templates for end users to employ in conjunction with TeamSite. OpenDeploy transfers web related assets from development to production and can synchronize the deployment of web pages, executable code and databases. This deployment is securely encrypted with 128bit key within the US only and unencrypted for all other international markets.


B. LICENSED SOFTWARE DESCRIPTION:
---------------------------------

The [*] Enterprise License granted to Customer under this Agreement shall vest to Customer the rights to copy, install and use the Software, which includes by definition corresponding documentation, and is described as TeamSite 3.0, OpenDeploy 3.0, TeamSite-Documentum Interface and TeamSite-Broadvision Interface and all options commercially available as of the Effective Date including such options described above in Content Management Software Product Overview. The manuals include Administering TeamSite, Using TeamSite, Author Card, Administering OpenDeploy, Using OpenDeploy and Documentum and Broadvision Interface manuals. The Software includes the following products:

        -------------------------------------------------------------
        TeamSite Server, Workgroup, Single CPU
        -------------------------------------------------------------
        TeamSite Server, Departmental, Dual CPU
        -------------------------------------------------------------
        TeamSite Server, Enterprise, Unlimited CPU
        -------------------------------------------------------------
        TeamSite-Documentum Interface Per TeamSite Server
        -------------------------------------------------------------
        TeamSite-Broadvision Interface Per TeamSite Server
        -------------------------------------------------------------
        Templating
        -------------------------------------------------------------
        Per Named Client User - Master
        -------------------------------------------------------------
        Per Named Client User - Administrator
        -------------------------------------------------------------
        Per Named Client User - Editor
        -------------------------------------------------------------
        Per Named Client User - Author
        -------------------------------------------------------------
        Per OpenDeploy Server Process on Target Server (Included)
        -------------------------------------------------------------
        Per OpenDeploy Server Process on Target Server Add'l.
        -------------------------------------------------------------
        Global Report Center - Ten Named Client Users (NOTE)
        -------------------------------------------------------------
        -------------------------------------------------------------


        -------------------------------------------------------------


NOTE:   Interwoven will license Customer Global Report Center Software in object
--------------------------------------------------------------------------------
code form to (a) connect to and store Software event information in a relational
--------------------------------------------------------------------------------
database and (b) connect to and generate reports from event information in a
----------------------------------------------------------------------------
relational database. This Interwoven Software product requires a license to a
------------------------------------------------------------------------------
relational database such as (Oracle, Informix or Sybase) to store the Software
------------------------------------------------------------------------------
event information. The Ten Named Client Users refers to Operational Software
----------------------------------------------------------------------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
    WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

installations and there are no restrictions on the Non-Production Use Software
------------------------------------------------------------------------------
users under the Agreement.  The Ten Named Client Users restriction only applies
-------------------------------------------------------------------------------
to those TeamSite Servers storing event information in an Interwoven provided
-----------------------------------------------------------------------------
embedded Sybase SQLA relational database.
-----------------------------------------


C. FEES:
--------
1. LICENSE FEES
   ------------

   The license Fees and payment schedule for the Software license Fees are as follows:

               ----------------------------------------------------
                 Payment Due Date                  Payment Amount
               ----------------------------------------------------
                 Upon Effective Date of this                 [*]
                 Agreement
               ----------------------------------------------------
                 January 30, 2000                            [*]
               ----------------------------------------------------
                 January 30, 2001                            [*]
               ----------------------------------------------------

2. TECHNICAL SUPPORT SERVICES AND FEES
   -----------------------------------

   Fees for Technical Support Services shall be as set forth in the following table for the corresponding levels of Support (Standard, Gold or Platinum), as fully described in the attached Schedule 2. Under the Standard level of Support, the Fee for each Technical Contact [*] is [*]. The Fees for upgrading the level of Support is calculated on [*] as set forth in the table below.

   ---------------------------------------------------------------------------
     Support Level        Per Technical Contact     Fees Per Installation of
                                                        Operational Software
   ---------------------------------------------------------------------------
     Standard                     [*]                            [*]
   ---------------------------------------------------------------------------
     Gold                         [*]                            [*]
   ---------------------------------------------------------------------------
     Platinum                     [*]                            [*]
   ---------------------------------------------------------------------------

   Through the period commencing on the Effective Date and ending on December 31, 2000, Interwoven [*] per Operational Software Installation. In the event Customer requests additional Technical Contacts during this referenced period, the corresponding Fees due by Customer shall be invoiced by Interwoven to Customer. After December 31, 2000, Technical Support Services shall be an option on a per installation of Operation Software basis and Customer shall have the ability to change the Support Level in accordance with the Fees for such Support Level stated in the table above.

   Within fourteen (14) days prior to the end of any annual calendar term in which Technical Support Services were provided by Interwoven to Customer, Customer shall provide Interwoven with a written report in accordance with
   Section 8 of this Agreement of any additions or changes in the Technical Contacts or Operational Software Installations or Support level upgrades added during such annual term. Interwoven shall invoice Customer for the applicable Fees during the annual calendar term

3. SOFTWARE UPDATE SERVICES AND FEES
   ----------------------------------

   Commencing on January 1, 2001, the optional annual Fees for Software Update Services shall be: a minimum of [*] per annual term but not in excess of [*] per annual term based on [*] per installation of Operational Software in excess of twenty-five installations, which is listed in the table below.

           ------------------------------------------------------
             Minimum Annual Fee                             [*]
           ------------------------------------------------------
             Per Installation in Excess of 25               [*]
           ------------------------------------------------------
             Maximum Annual Fee                             [*]
           ------------------------------------------------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

   Through the period commencing on the Effective Date and ending December 31, 2000, Interwoven [*].

   Within fourteen (14) days prior to the end of any annual calendar term, during which Software Update Services were provided by Interwoven to Customer, Customer shall provide Interwoven with a written report in accordance with Section 8 of this Agreement of any additional installations of the Operational Software (excluding Non-Production copies of the Software) installed during the annual term. Interwoven shall invoice Customer for the amount of the applicable Software Update Services Fee corresponding to the number of installations of Operational Software during the annual term as described above .

4. MAILING ADDRESS:  All invoices, expense reports, delivery of Software,
   ---------------
   final Agreements or future Amendment(s) will be mailed to Customer's address on the Facing Page unless otherwise specified below:

        Billing Address: General Electric Company    Shipping Address:
        ATTN: Elizabeth Hankamp                      ATTN:
              3135 Easton Turnpike
              Fairfield, CT 06431

5. PURCHASE ORDER: If a Customer Purchase Order is required for this
   --------------
   transaction:

   [_] YES - Provide Purchase Order #:_________________

   [X] NO - Provide Authorized Customer:  Signature: /s/ Mark Mastrianni
                                                    ------------------------

                                          Printed Name: Mark Mastrianni
                                                       ---------------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 SCHEDULE 2
                                 ----------

                      TECHNICAL SUPPORT SERVICE PROGRAM
                              STANDARD OF CARE

     For such periods as Customer fully pays the Annual Support Fee, as set forth on the Fee Schedule, applicable to the level of support selected by Customer, Interwoven will provide Technical Support Services ("Support") described herein pursuant to the terms and conditions in the Agreement and as stated herein. During the initial Support term set forth in the Fee Schedule each installation of the Software, which is not an installation of a Non-Production Use Copy of the Software, shall receive the "Standard" level of Support described below. During such term Customer may elect to upgrade any installation of the Software, which is not an installation of a Non-Production Use Copy of the Software, to a higher level of Support (i.e., "Gold" or "Platinum") by providing notice to Interwoven and payment, for each such installation, of the pro-rata portion of the annual fee for such higher level of Support corresponding to the period of time remaining in such term.

        1.  DEFINITIONS

     "Error" means a material failure of the Software to conform to its functional specifications as described in the Product Specifications. Errors do not include, and Interwoven will have no responsibility for, any of the following circumstances which adversely impact the operation of Software or the ability of Interwoven provide Support: (i) the Software has been modified or damaged in any manner by any person or entity other than Interwoven; (ii) the Software has been used outside of the scope of the license granted under this Agreement; (iii) any failure of the computer hardware, the computer operating system and/or third party software utilized by Customer; (iv) the Software has been installed or operated other than in accordance with Interwoven's installation and operations instructions, including, without limitation, on computer hardware, or operating systems other than for which that System Release was designed; (v) Customer has failed to install the most recent New Release made available to Customer pursuant to the Software Update Services and Interwoven affirms to Customer that the Error in question has been corrected in such New Release.

     "Fix" means, in Interwoven's discretion, either an Interim Release designed to correct an Error, or a temporary work-around, patch or bypass supplied by Interwoven, or temporary implementation by Customer of a data input or operational procedure in order to diminish or avoid the effect of an Error.

     "Priority 1 Error" means an Error that: (1) renders the Software inoperative; or (2) poses imminent danger to Customer's equipment or data.

     "Priority 2 Error" means an Error that materially degrades performance of the Software or materially impairs substantial functions of the Software, but which is not a Priority 1 Error.

     "Priority 3 Error" means any Error other than a Priority 1 Error or Priority 2 Error.

     "Dedicated Support Engineer" means a senior technical support engineer who is dedicated to managing the technical requirements of specific Interwoven customer accounts. Interwoven, may, in its discretion, substitute one or more product specialists on a Dedicated Support Engineer Team, or designate a different Dedicated Support Engineer to provide Support to Customer.

     "Technical Contacts" Customer engineers who: (i) serve as the contacts with the Support Team (in the case of Standard or Gold Support) or the Dedicated Support Engineer Team (in the case of Platinum Support) on all Support matters;
(ii) are responsible for administration of the Software; and (iii) have been trained and certified by Interwoven as "Enterprise Web Production Administrators" within ninety (90) days of the Effective Date of this Agreement.

        1.  SUPPORT COVERAGE

       a.  TELEPHONE/E-MAIL SUPPORT.  A member of the Support Team (in the case
           ------------------------
of Standard or Gold Support) or a Dedicated Support Engineer (in the case of Platinum Support) will be available by telephone (408-774-2000) or E-mail (support requests should be sent to support@interwoven.com) excluding major holidays, during the times set forth below for the level of Support received by a particular installation, to assist the Technical Contact in the installation and operation of the Software, and to receive reports of Error conditions. Customer must direct all calls or E-mails to a member of the Support Team (in the case of Standard or Gold Support) or a Dedicated Support Engineer (in the case of Platinum Support). Such Support Team member or Dedicated Support Engineer will communicate to the Technical Contact (by telephone, E-mail or fax) to assist the situation, gather additional information, or report the status of Interwoven's efforts to correct an Error within the time specified in herein.


          Telephone/E-Mail Support is available as follows:

          Standard  during normal business hours from Monday to Friday
          --------
                    (excluding major holidays) between 6:00am to 5:00pm Pacific Time.


          Gold      anytime between 00:01 Monday Pacific Time through 23:59
          ----
                    Friday Pacific Time (excluding major holidays).

          Platinum  twenty-four (24) hours a day, seven (7) days a week.
          --------

       b.  EMERGENCY ON-SITE SUPPORT.  Under most circumstances, Interwoven will
           -------------------------
provide Support remotely. However, in the event that Customer reports a Priority 1 Error which cannot be resolved remotely within a reasonable period of time, Interwoven will provide emergency, on-site support. The necessity and timing for providing such on-site support will be mutually determined and agreed to by the respective management teams of Interwoven and Customer.

        2.  ERROR CORRECTION

       a.  ERROR PROCEDURES. A member of the Support Team (in the case of
           ----------------
Standard or Gold Support) or a Dedicated Support Engineer (in the case of Platinum Support) will respond to reports of Error conditions brought to Interwoven's attention within the allotted time described below of receiving a report. Interwoven will further exercise commercially reasonable efforts to correct any Error reported by Customer in accordance with the following procedures. Interwoven will reasonably determine the priority classification of any Error in its sole discretion.

     (1) Priority 1 Errors: Interwoven will respond to Error reports received by Customer as follows:

          Standard  within two (2) business hours of receiving a report.
          --------

          Gold      within two (2) business hours of direct contact and verbal
          ----
                    acknowledgment from the Support Team member.

          Platinum  within one (1) hour of direct contact and verbal
          --------
                    acknowledgment from the Dedicated Support Engineer.

Interwoven will assign one or more senior engineers to attempt to replicate the Error. If the Error can be replicated, Interwoven will: (1) notify its senior management that such Error has been reported and the steps being taken to correct the Error; (2) commence work to provide Customer with a Fix; and (3) provide Customer with periodic reports on the status of such Fix. Interwoven will use commercially reasonable efforts to deliver a Fix to Priority 1 Errors within two (2) business days of Customer's request for assistance.

     (2) Priority 2 Errors: Interwoven will respond to Error reports received by Customer as follows:

          Standard  within four (4) business hours of receiving a report.
          --------

          Gold      within three (3) business hours of direct contact and verbal
          ----
                    acknowledgment from the Support Team Member.

          Platinum  within one (1) hour of direct contact and verbal
          --------
                    acknowledgment from the Dedicated Support Engineer.


     Interwoven will use commercially reasonable efforts to correct such Error in future New Releases.

     (3) Priority 3 Errors: Interwoven will respond to Error reports received by Customer as follows:

          Standard  within two (2) business days of receiving a report.
          --------

          Gold      within four (4) business hours of direct contact and verbal
          ----
                    acknowledgment from the Dedicated Support Engineer.

          Platinum  within three (3) hours of direct contact and verbal
          --------
                    acknowledgment from the Dedicated Support Engineer.

Interwoven may correct such Error in future Version Releases.

       b.  ESCALATION.  In those instances where: (i) Interwoven cannot provide
           ----------
a Fix to a Priority 1 Error within two (2) business days of Customer's request for assistance, or (ii) Customer is not satisfied with the progress attained after two (2) business days in an instance of a Priority 1 Error (in the case of Platinum Support) or a Priority 2 Error (in the case of Standard or Gold Support), Interwoven will review its plan for addressing such Error with Customer. Customer will have the right to escalate the matter to Interwoven's senior management, if, in the reasonable opinion of Customer, the plan of action does not demonstrate that Interwoven is making commercially reasonable efforts to correct the Error in light of its impact on Customer's business.

        3.  SCOPE OF SERVICES

       a.  ADDITIONAL SOFTWARE.  Interwoven will provide Support as set forth in
           -------------------
this Agreement for the Software. Support for additional Interwoven products acquired after the Effective Date will be provided upon terms to be mutually agreed upon in writing by the parties.

       b.  ADDITIONAL SUPPORT.  In the event Customer's technical environments,
           ------------------
facilities or Interwoven product mix changes such that Customer is not satisfied with the Support provided under this Agreement, Customer and Interwoven will meet and discuss options to improve the provision of Support. Customer understands that greater Support than that provided hereunder may be accompanied by an increase in fees.

       c.  SUPPORT PROVIDED TO PERSON OTHER THAN TECHNICAL CONTACTS.  In the
           --------------------------------------------------------
event Interwoven provides Support to anyone other than Technical Contacts, except as expressly provided herein, and the reported problem is later determined not to be an Error, Customer agrees to pay Interwoven for time and materials spent in providing such Support at Interwoven's then current rates.

        4.  New Releases

Interwoven's obligations with respect to Technical Support Services are expressly conditioned upon the installation and use by Customer of either: (i) the most current version of the Software; or (ii) the release immediately preceding the New Release.

                                 SCHEDULE 3
                                 ----------

                       SOFTWARE UPDATE SERVICE PROGRAM

     As of the Effective Date of this Agreement and until December 31, 2000 and thereafter, provided that Customer, at its option, fully pays the applicable Annual Software Update Fees corresponding to the number of Operational installations of the Software which are not installations of Non-Production Use Copies of the Software, Customer shall receive Software Updates as defined in
Section 1 of this Agreement which updates shall include but not be limited to the types of Software defined and described below.

SOFTWARE UPDATE DEFINITIONS AND DESCRIPTIONS


     "Interim Release" means an interim release version of the Software in which one or more previously identified Errors have been corrected. A new Interim Release typically will be indicated by the addition of one (1) to the third digit of the release number (e.g. v.X.X.2 would be the next Interim Release after v.X.X.1).

     "New Release" is either a Version Release or Interim Release but does not include a System Release or computer programs that, in Interwoven's sole determination, contain substantially new or different functions and/or features relative to the Software.

     "System Release" means a release of the Software which is designed to operate on designated combinations of computer hardware and operating systems. A new System Release typically will be indicated by the addition of one (1) to the first digit of the release number (e.g. v.2.X.X would be the next System Release after v.1.X.X).

     "Version Release" means an updated version of the Software with a limited number of new or enhanced functions and/or features. A new Version Release typically will be indicated by the addition of one (1) to the second digit of the release number (e.g. v.X.2.X would be the next Version Release after v.X.1.X).


NEW RELEASES

When Software Updates to the Software, as generally described in Schedule 1,
are available, such Software Updates will be made available to Customer.   Upon
delivery to Customer and payment of all applicable Fees, the Software Updates will be considered "Software" for purposes of this Agreement.

In the event Interwoven offers to its customers Content Management software in the future, whether as enhancements or new products separate from the licensed Software as described on Schedule 1, the same will be offered to Customer under the Software Update Service Program. Such Software Updates, if and when available, and in part based upon Interwoven's current technology roadmap, may include, but not be limited to the following:

[*]

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.